Exhibit 99.1

Eva Live Inc Launches EvaSportsPredict an AI Powered Sports Prediction Platform

Powered by Eva’s AI, the new platform turns live sports data into clear predictions, probabilities and betting insights while opening a broader pipeline of consumer AI products

LOS ANGELES, Oct. 27, 2026 - Eva Live Inc. (NASDAQ: GOAI) (“Eva Live” or the “Company”), an artificial intelligence and technology company today announced the launch of EvaSportsPredict, an AI-powered sports prediction platform built to help fans make smarter, more informed decisions before the game begins.

Powered by Eva’s AI technology, EvaSportsPredict evaluates team performance, scoring trends, player and personnel data, venue conditions, sportsbook odds and other relevant signals. The platform converts that information into clear game predictions, projected scores, over-under probabilities, confidence levels and potential value opportunities.

“Sports fans have access to more information than ever, but more data does not automatically lead to better decisions,” Eva Live said. “EvaSportsPredict turns that noise into a clear signal. Eva evaluates the matchup, explains what the model sees and gives every user a more intelligent way to approach the game.”

One intelligent platform across multiple sports

EvaSportsPredict supports professional and college baseball, football, hockey and basketball. Each sport uses a dedicated model designed around the factors that influence that game rather than one generic formula applied across every league.

Members can explore daily matchups, review the platform’s strongest selections, track their own picks, evaluate historical performance and compare their results with Eva. The platform also records timestamped forecasts and final outcomes so its models can be measured, recalibrated and improved as more completed-game data becomes available.

“We are not building another page full of picks,” Eva Live, Inc CEO David Boulette said. “We are building an accountable sports intelligence platform that measures itself, learns from its results and becomes more useful as its dataset grows.”

A large and highly engaged opportunity

Sports fans increasingly follow games with a second screen open, looking for fast, understandable analysis before and during a matchup. EvaSportsPredict is built for that moment. It brings modeling, market context, personal tracking, competition and rewards into a single experience designed for participation rather than passive consumption.

By making advanced sports analysis easier to understand, Eva Live sees an opportunity to serve both experienced bettors and everyday fans who want a more informed view of the games they already follow.

A recurring revenue model designed to scale

EvaSportsPredict uses a direct-to-consumer subscription model. New members can try the platform free for 14 days, after which a standard membership is $19.99 per month. The free trial lowers the barrier to adoption, while paid memberships create recurring revenue as the subscriber base grows.

Features such as personalized pick tracking, value alerts, performance history, challenges, rewards and leaderboards are designed to give members reasons to return throughout each sports season. Eva Live expects that ongoing engagement to support subscriber retention and create a more durable relationship than a one-time transaction.

As Eva Live introduces additional Eva-powered products, the company will also have opportunities to cross-promote services, introduce bundled memberships and expand the value of each customer relationship. Those future offerings could extend the recurring-revenue model beyond sports while allowing the company to build on one shared AI platform.

The first of many Eva powered products

EvaSportsPredict is the first public product in a broader rollout built around applying Eva’s AI to real-world decisions and everyday experiences. Eva Live plans to introduce additional Eva-powered products over the next several weeks, each focused on turning complex information into practical intelligence people can use.

“EvaSportsPredict is the opening kickoff,” Eva Live said. “Sports is an ideal place to demonstrate what Eva can do because the results are public, measurable and impossible to hide. Every prediction creates accountability, every outcome creates an opportunity to learn, and this is only the beginning.”

EvaSportsPredict is available now at evasportspredict.com.

About Eva Live Inc

Eva Live Inc is building a new generation of AI-powered products designed to transform complex data into useful, accessible and engaging experiences. Powered by Eva’s AI, the company is developing products across sports and other high-interest consumer categories, with additional launches planned over the coming weeks.

Cautionary Note Regarding Forward-Looking Statements.

This press release contains “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein, including but not limited to such things as future business strategy, plans, and goals, and the expansion and growth of our business. The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” “target”, “budget”, “may”, “can”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to” and similar words or expressions, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intention identify forward-looking statements. Please see the risk factors included in the Company’s United States Securities and Exchange Commission filings, which could cause actual results and events to differ materially from those contained in the forward-looking statements. You are cautioned against attributing undue certainty to forward-looking statements. Although these forward-looking statements were based on assumptions that the Company believes are reasonable when made, you are cautioned that forward-looking statements are not guarantees of future performance and that actual results, performance, or achievements may differ materially from those made in or suggested by the forward-looking statements in this press release. Any forward-looking statements made in this press release speak only as of the date of those statements. We undertake no obligation to update those statements or publicly announce the results of any revisions to any of those statements to reflect future events or developments.

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